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                                                                     EXHIBIT 4.1

[GRAPHIC]

CUSIP 23342j206

SEE REVERSE FOR CERTAIN DEFINITIONS

COMMON STOCK

$.01 par value per share

This certificate is transferable in
New York, N.Y. and Ridgefield Park, N.J.

Incorporated under the laws of the State of Delaware

                           DADE BEHRING HOLDINGS, INC.

[GRAPHIC]

                              CERTIFICATE OF STOCK

             FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK OF

   DADE BEHRING HOLDINGS, INC., TRANSFERABLE ON THE BOOKS OF THE CORPORATION
       BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED OR ACCOMPANIED BY A
  PROPERLY SIGNED POWER OF ATTORNEY TO TRANSFER THE SAME. THIS CERTIFICATE IS
   NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE
                                   REGISTRAR.
  WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF
                          ITS DULY AUTHORIZED OFFICERS.

Dated

  President &                 Secretary            CounterSigned and Registered:
  Chief Executive Officer                          MELLON INVESTOR SERVICES LLC
                                                   Transfer Agent and Registrar
                                                   By


  /s/ [ILLEGIBLE]             /s/ [ILLEGIBLE]      Authorized Officer

[GRAPHIC]

DADE BEHRING

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                           DADE BEHRING HOLDINGS, INC.

       The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request should be addressed to the Secretary of Dade Behring Holdings, Inc.

       This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Dade Behring Holdings, Inc. and Mellon Investor Services LLC, dated as of October 3, 2002, as the same may be amended, supplemented or otherwise modified from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Dade Behring Holdings, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Dade Behring Holdings, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights owned by or transferred to any Person who is or becomes an Acquiring Person (as defined in the Rights Agreement) and certain transferees thereof will become null and void and will no longer be transferable.

       The following abbreviations, when used in the Inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM - as tenants in common                UNIF GIFT MIN ACT __________ As Custodian for ________
          TEN ENT - as tenants by the entireties                            (Cust)                     (Minor)
          JT TEN  - as joint tenants with right of                        Under Uniform Gifts to Minors
                    survivorship and not as tenants                       Act _______________
                    in common                                                     (State)

     Additional abbreviations may also be used though not in the above list.


   For value received, _______________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE


______________________________________


________________________________________________________________________________
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

_________________________________________________________________________ Shares
of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________________________ Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________________________


                           ____________________________________________________
                           NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST
                                   CORRESPOND WITH THE NAME(S) AS WRITTEN UPON
                                   THE FACE OF THE CERTIFICATE IN EVERY
                                   PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed;


By _______________________________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.



KEEP THIS CERTIFICATE IN A SAFE PLACE, IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.